UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

May 22, 2014

Date of Report (Date of earliest event reported)

FOREST LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5438	11-1798614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue New York, NY 10022	10022-4731
(Address of principal executive offices)	(Zip Code)

(212) 421-7850

Registrant’s telephone number, including area code

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 22, 2014, Forest Laboratories, Inc. (“Forest” or the “Company”) issued a press release announcing the commencement of consent solicitations (“Consent Solicitations”) by the Company, a Delaware corporation, with respect to Forest’s $1,200,000,000 in aggregate principal amount of outstanding 5.00% Senior Notes due 2021, $1,050,000,000 in aggregate principal amount of outstanding 4.375% Senior Notes due 2019 and $750,000,000 in aggregate principal amount of outstanding 4.875% Senior Notes due 2021 (collectively, the “Notes”) to eliminate the registration rights obligations with respect to the Notes in exchange for the provision by Actavis plc of a guarantee of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Forest Laboratories, Inc. entitled “Forest Laboratories, Inc. Commences Consent Solicitations to Eliminate Existing Registration Rights Obligations on Certain of its Senior Notes” dated May 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2014

Forest Laboratories, Inc.

(Registrant)

/s/ Francis I. Perier, Jr
Name:	Francis I. Perier, Jr.
Title:	Executive Vice President, Chief Financial Officer

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